LOAN AGREEMENT DRICBDH0615

This AGREEMENT is made June 30th, 2015

BETWEEN

BYODINE HOLDING SA, a company incorporated under the laws of SWITZERLAND and whose registered office is situated at c/o GRF Fiduciaire SA, Rue de la Gare13, 1110 Morges, Switzerland (hereunder referred to as “the Lender”).

And

HANCOCK JAFFE LABORATORIES, INC. a company incorporated under laws of Delaware with an address at 70 Doppler, Irvine, California, 92618 (hereunder referred to as “the Borrower”).

WHEREAS:

1.	The Lender, Byodyne Holdings, SA and;

2.	The Borrower Hancock Jaffe Laboratories Inc. (HJL);

Wish to enter into an agreement whereby the Borrower shall enter into a loan from the Lender for the following purpose:

a.	To provide HJL with the financial means to:

i.	The financing of all necessary steps to complete an Initial Public Offering including, but not limited to, a reverse Take Over followed by a PIPE.

ii.	Daily operations including, but not .limited to, the manufacturing of biological devices for pre-clinical and clinical trials (e.g. heart valves, venous valves).

iii.	To proceed to the necessary actions (including FDA filings and clinical trials) to receive approvals for. the early and late stage product developments

3.	The Lender is aware that the Borrower, HJL and its affiliates, are doing business in research and development in life sciences (e.g. development of biological valves and tissue engineering, dermal fillers etc.)

IT IS HEREBY AGREED AS FOLLOWS:

1.	PURPOSE AND DEFINITIONS

1.1.	This Agreement sets out the terms and conditions upon which the Lender will make available to the Borrower a loan of up to USD 2,200,000 (two million two hundred thousand US Dollars) in several installments over a period of eight months.

1.2.	In this Agreement the words and expressions specified below shall have the meaning attributed to them below:

“Borrower” being the said Hancock Jaffe Laboratories Inc., its heirs and successors in title, assigns administrators, executors and personal representatives.

“Business Day” being a day on which in each country or place banks or other relevant financial institutions are open for the transaction of business of the nature concerning any act is required to be effectuated under this Agreement.

1

“US Dollars” being the legal currency, and at any relevant time hereunder, the sign “USD” refers to the currency of the United States of America.

“Date of Advance” refers to the Business Day upon which the Lender advances or makes available the Loan to the Borrower.

“Event of Default” refers to any one of the events mentioned in Clause 9 of this Agreement.

“HJL” being the said Hancock Jaffe Laboratories Inc. of Irvine, California.

“Lender” being the said Biodyne Holding SA its heirs in title, successors, assigns, administrators, executors and personal representatives.

“Loan” being the sum of up to USD 2,200,000 (two million two hundred thousand United States Dollars) to be advanced in parts over a period of eight months as per the terms of the present Agreement or the balance thereof outstanding at any relevant time.

“Loan Period” being the period from the Date of Advance lasting for so long as this Agreement shall subsist and have effect.

The headings in this Agreement are inserted for convenience only and shall be ignored when construing this Agreement. Clause 1.1 hereof is descriptive only and shall have the legal effect of a recital. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa and words denoting persons shall include corporations and partnerships. The words “written” and “in writing” include printing, engraving, lithography, photography or other means of visible reproduction. References to Clauses, Clauses and paragraphs are to be construed as references to Clauses, Clauses and Paragraphs of and to this Agreement.

2.	REPRESENTATIONS AND WARRANTIES

2.1.	The Borrower hereby represents and warrants to the Lender that:

2.1.1.	The Borrower is a validly existing Corporation under the laws of Delaware and it has full power to carry on its business and to enter into and perform its obligations under this Agreement and has complied with all statutory and other requirements relative to its business, and will throughout the Loan Period, maintain its good standing;

2.1.2.	The Borrower shall not during the Loan Period issue to any person any Power of Attorney authorizing such person to sell, transfer, let, charge, mortgage or otherwise alienate or encumber HJL or its assets without the prior written consent of the Lender;

2.1.3.	All necessary consents and authorizations for the Borrower to enter into and perform this Agreement have been obtained and will be maintained in full force and effect throughout the Loan Period and at the date of this Agreement no further consents or authorizations are necessary for the repayment of the Loan and the payment of interest and other monies hereby secured;

2.1.4.	This Agreement constitutes or will when executed constitute the valid and legally binding obligation of the Borrower and the other parties thereto enforceable in accordance with their respective terms;

2

2.1.5.	The execution, delivery and performance of this Agreement by the Borrower will not exceed any power granted by or violate in any material respect any provision of (1) any law or regulation or any order or decree of any governmental authority, agency or court to which the Borrower is subject or (2) any mortgage, charge, deed, contract or other undertaking or instrument .to which the Borrower is a party or which is binding upon it or its assets;

2.1.6.	No action, suit or proceeding is pending or threatened against the Borrower before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial otherwise) of any of them;

2.1.7.	The Borrower is not in default under any agreement to which it is a party or by which it may be bound and no litigation, arbitration or administrative proceedings are presently current or pending or, to the knowledge of the Borrower, threatened which might have a material adverse effect on the Borrower or on the ability of the Borrower to perform its obligations under this Agreement;

2.1.8.	All information supplied by the Borrower to the Lender in connection with this Agreement shall at the time such information is supplied be true and accurate;

3.	CONDITIONS PRECEDENT

The obligation of the Lender to make available the Loan (or any parts thereof) shall be conditional upon:

3.1.	The representations and warranties stated in Clause 2 thereof being true and correct;

3.2.	Every six months, HJL shall provide the Lender with a business report describing achievement and milestones.

4.	AGREEMENT TO LEND

The Lender, relying upon each of the Representations and Warranties set out in this Agreement and in particular Clauses 2 & 3 above, hereby agrees with the Borrower, subject to and upon the terms of this Agreement, that it will grant the Loan to the Borrower on June 30th, 2015.

As collateral, HJL shall provide to the lender a transferrable Promissory Note.

5.	REPAYEMENT

5.1.	The Loan shall bear interest at the rate of three per cent (3%) per annum. The interest shall be calculated as from the date the Lender will remit the Loan (June 30th, 2015)

5.2.	The above interest shall be due and payable by the Borrower to the Lender on an annual basis, the first payment to be deferred until November 1st, 2016.

5.3.	The Borrower undertakes to repay to the Lender the Loan plus any unpaid interest accruing thereon by November 1st, 2016.

5.4.	The Borrower Is entitled to repay the loan and the accrued Interests at any time before November 1st, 2016 without any prejudice.

3

6.	EVENTS OF DEFAULT

6.1.	The Lender may without prejudice to any of its other rights, terminate its obligations under this Agreement and all outstanding repayment of the Loan together with all monies costs and expenses payable by the Borrower hereunder shall immediately become repayable and the Lender shall immediately become entitled to resort to its remedies or actions hereunder (all or any and in whichever order of realization the Lender may choose) and to exercise all or any rights and remedies thereunder if:

6.1.1.	any repayment of the Loan, accrued interest or any other amount to be paid under this Agreement is not received within 30 days from the due date at the appointed place of payment, or

6.1.2.	any of the representations and warranties contained in this Agreement hereof are untrue or inaccurate or at any time during the Loan Period become untrue or inaccurate, or

6.1.3.	the Borrower commits a breach of the Covenants contained in Clause 8 below or makes default under any other provision of this Agreement, or

6.1.4.	there has been in the opinion of the Lender a material adverse change in the financial condition of the Borrower, or

6.1.5.	the Borrower becomes bound to repay prematurely any other loan or similar obligation by reason of a default in their obligations in respect of the same and in any such case the default is not remedied by the Borrower within 30 days after written notice from the Lender requesting remedial action, or

6.1.6.	any governmental license, authorization, consent or approval at any time necessary to enable the Borrower to comply with their respective obligations hereunder shall be revoked or withheld or materially modified or shall otherwise fail to remain in full force and effect, or

6.1.7.	any proceedings are threatened or commenced against the Borrower, which in the opinion of the Lender may materially adversely affect the financial condition of the Borrower or

6.1.8.	any decree or order shall be made by any competent Court adjudging the Borrower insolvent or bankrupt under the insolvency or bankruptcy laws of the United States or any similar legislation of any jurisdiction or any subdivision thereof or any order shall be made for the appointment of .any receiver, trustee, curator, or sequestrator (or similar official) of the Borrower in respect of all or a substantial part its assets, or

6.1.9.	the Borrower shall be unable to, or shall admit inability to, pay its respective debts as they fall due, or shall enter into any composition or arrangement with its or her creditors generally, or

6.1.10.	the Borrower shall without the consent in writing of the Lender stop payment to creditors. generally or cease or threaten to cease to carry on its business or any substantial part thereof or shall threaten to dispose of the whole or a substantial part of its undertaking or assets, or

6.1.11.	the business of the Borrower is wholly or partially curtailed by any seizure or intervention by or under authority of any government or if all or a substantial part of the undertaking, property or assets of the Borrower are seized, nationalized, expropriated or compulsorily purchased by or under authority of any government.

6.1.12.	if current liabilities of the Borrower exceed its current assets over a continuous period equaling or exceeding 90 days, or if he the Borrower shall suffer an operating loss which in the opinion of the Lender materially affects the Borrower’s ability to earn profits or income at the level earned over the 12 months immediately preceding such loss and which operating loss is not offset by further profits and gains within the period of 90 days next occurring.

4

6.1.13.	If the Lender considers that market conditions are such that there is a risk of default by the Borrower or the Borrower may not be able to fulfill any of its obligations.

7.	INDEMNITY

7.1.	Without prejudice to the Lender’s rights, on the occurrence of an Event of Default the Borrower shall indemnify the Lender against and pay to the Lender on demand such amount or amounts as shall be sufficient to cover all costs and expenses of collection of all outstanding repayment monies and/or the loan and all other amounts payable hereunder including (without limitation) all legal fees.

8.	COVENANTS

8.1.	As long as any part of the Loan or any other monies hereunder shall remain outstanding the Borrower hereby covenants and agrees that :

8.1.1.	the Borrowers shall provide the Lender with such financial and other similar information relating to the Borrower as the Lender may from time to time reasonably request;

8.1.2.	The Borrower will procure that at all times all governmental consents required by law for the validity, enforceability and legality of this Agreement and of all matters herein contemplated and of the performance thereof by the Borrower remain in full force and effect;

8.1.3.	The Borrower will promptly advise the Lender on becoming aware of ·the occurrence of (1) any Event of Default or condition, act or event which on the giving of notice, the lapse of time or any other fulfillment would become an Event of Default and (2) any material adverse factor which may inhibit the Borrower in the performance of this obligations herein;

9.	ASSIGNMENT

9.1.	This Agreement shall be binding upon and shall ensure to the benefit of the Borrower and the Lender and their respective successors and assigns, provided that the Borrower may not assign its rights or liabilities herein without the prior written consent of the Lender. Provided always that the Lender may assign the present agreement to any third party and said assignment shall be binding on the Borrower as if the third party was on original party to this Agreement.

10.	EXPENSES

10.1.	All expenses (including legal fees and stamp duties) incurred in connection with the drafting execution and enforcement of this Agreement shall be shared equally between the Lender and the Borrower.

5

11.	FORCE MAJEURE

11.1.	The Lender shall not be liable for any failure to perform the whole or any part of this Agreement resulting directly or indirectly from the action or inaction or purported action of ·any government or govemmental authority or any strike, boycott, or blockade.

12.	APPLICABLE LAW

12.1.	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CANTON DE VAUD, SWITZERLAND AND THE PARTIES HEREIN. HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF CALIFORNIA. PROCESS SHALL BE DEEMED PROPERLY SERVED IF LEFT AT OR SENT BY RECORDED MAIL TO THE REGISTERED OFFICE OR PRINCIPAL PLACE OF BUSINESS OF THE RELEVANT PARTY OR THEIR LAST KNOWN PLACE OF BUSINESS.

13.	NOTICES, ETC

13.1.	Save as otherwise provided herein, every notice or demand under this Agreement shall be in writing but may be given or made by letter, facsimile or telegram. Notwithstanding anything herein contained, to be valid, any such notice or demand must contain sufficient references and/or particulars to render it readily identifiable with the subject matter of this Agreement.

Every notice or demand to be given by the Borrower to the Lender hereunder shall be sent to Biodyne Holding SA. c/o GRF Fiduciaire SA, Rue de la Gare13, 1110 Morges, Switzerland.

Every notice or demand to be given by the Lender to the Borrower hereunder shall be sent to Hancock Jaffe Laboratories, Inc., 70 Doppler, Irvine, California 92618.

13.2.	Every notice or demand given or made hereunder shall in the case of a letter, be deemed to have been received 48 hours after dispatch and, in the case of a fax or e-mail, at the time of dispatch thereof.

14.	WAIVER

14.1.	Save as may be expressly otherwise provided herein, time is of the essence of this Agreement but no failure or delay on the part of the Lender to exercise any power or right under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Lender of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right.

14.2.	The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

6

15.	INVALIDITY OF PROVISIONS

15.1.	If at any time any one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law the validity, legality and enforceability of the remaining provisions hereof shall not thereby in any way be affected or impaired.

SIGNATURE PAGE FOLLOWS

7

IN WITNESS whereof the Parties hereto have caused this agreement to be duly executed by them or their duly authorized officers as of the day and year first written above.

LOCATION AND DATE: 70 Doppler, Irvine, California 92618

NAME OF SIGNEE: Norman Jaffe, President

SIGNATURE:	/s/ Norman Jaffe

For and on behalf of:

Hancock Jaffe Laboratories, Inc.

Borrowers Bank: Comerica Bank

6540 Irvine Center Drive, Irvine, California 92618

SWIFT: MNBDUS33

Routing Number: 121137522

Account Number: 1892625623

LOCATION AND DATE: ______________________

NAME OF SIGNEE: _______________________

SIGNATURE	/s/ Yury Zhivilo

For and on behalf of:

Biodyne Holdings SA

Lenders Bank: Raiffeisenbank

Engiadina Val Muster, Stradun, 7550 Scuol, CH- Schweiz

SWIFT: RAIFCH22844

IBAN: CH5681144000030960798

8